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Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Monster Worldwide, Inc.
New York, New York

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated February 10, 2004, relating to the consolidated financial statements of Monster Worldwide, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

        We also consent to the reference to us under the caption "Independent Certified Public Accountants" in the Prospectus.

/s/ BDO Seidman, LLP
New York, New York

May 24, 2004

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS